                                                                   EXHIBIT 99(c)
================================================================================



                                  [MORAN LOGO]
                                      MORAN





                             MORAN HEALTH CARE GROUP
                                   PTY LIMITED
                                       AND
                               CONTROLLED ENTITIES






                          AUDITED FINANCIAL STATEMENTS

                                 ACN 008 585 242









                               AS AT 30 JUNE 1998






================================================================================

                                    CONTENTS



                                                                        PAGE
                                                                       NUMBER


DIRECTORS' REPORT........................................................1-2



INDEPENDENT AUDIT REPORT TO THE MEMBERS OF
MORAN HEALTH CARE GROUP PTY LIMITED........................................3



STATEMENT BY DIRECTORS.....................................................4



PROFIT & LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE 1998............................................5



BALANCE SHEET AS AT 30 JUNE 1998...........................................6



STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 1998............................................7



NOTES TO AND FORMING PART OF THE
CONSOLIDATED FINANCIAL STATEMENTS.......................................8-20

                                DIRECTORS' REPORT

Your directors present their report on the accounts of the economic entity for the year ended 30 June, 1998.

DIRECTORS:

The following persons hold office as directors of Moran Health Care Group Pty Limited at the date of this report:

         D J MORAN                          S MORAN
         G R MORAN                          J R HEWSON
         P G MORAN                          P A PHIN

PRINCIPAL ACTIVITIES:

The principal continuing activity of the economic entity constituted by Moran Health Care Group Pty Limited and the entities it controlled from time to time during the year was the provision of health care for the sick and aged. There have been no significant changes in the nature of activities of the economic entity during the financial year.

OPERATING RESULTS:

The consolidated (loss)/profit and extraordinary items of the economic entity after income tax was ($700,000) (1997: $66,000).

DIVIDENDS:

There were no dividends paid or declared during the financial year.

DIRECTORS' BENEFITS:

No director has received or become entitled to receive, during or since the financial year, a benefit because of a contract made by the chief entity, controlled entity or a related body corporate with a director, a firm of which a director is a member, or an entity in which a director has a substantial financial interest other than the benefits as disclosed in Note 29 in the notes to and forming part of the accounts. This statement excludes a benefit included in the aggregate amount of emoluments received or due and receivable by directors shown in Note 30 to the accounts, or the fixed salary of a full-time employee of the parent entity, controlled entity or related body corporate.

OPTIONS:

No options for shares in the company have been granted during the financial year and there were no options outstanding at the end of the financial year.

INDEMNIFYING OFFICER OR AUDITOR:

The company has not, during or since the financial year, in respect of any person who is or has been an officer or auditor of the company or of a related body corporate:

- indemnified or made any relevant agreement for indemnifying against a liability incurred as an officer or auditor, including costs and expenses in successfully defending legal proceedings; or

- paid or agreed to pay a premium in respect of a contract insuring against a liability incurred as an officer or auditor for the costs or expenses to defend legal proceedings.

ROUNDING OF AMOUNTS TO NEAREST THOUSAND DOLLARS:

The company is of a kind referred to in regulation 3.6.05(6) of the Corporations Regulations, relating to the rounding off of amounts in the consolidated accounts and directors' report. Amounts have been rounded off in the accounts, consolidated accounts and directors' report in accordance with section 311 of the Corporations Law and regulation 3.6.05.

This report is made in accordance with a resolution of the directors.







Director     ..................................................
                                      D J Moran




Director     ..................................................
                                       S Moran


Sydney
30 September 1998

                     INDEPENDENT AUDIT REPORT TO THE MEMBERS
                     ---------------------------------------
                     OF MORAN HEALTH CARE GROUP PTY LIMITED
                     ---------------------------------------

SCOPE:
------
We have audited the consolidated financial statements, being the Statement by Directors, Profit and Loss Account, Balance Sheet, Statement of Cash Flows and notes to and forming part of the consolidated financial statements of Moran Health Care Group Pty Limited for the year ended 30 June 1998. The consolidated financial statements include the company and the entities it controlled at the year's end or from time to time during the financial year. The company's directors are responsible for the consolidated financial statements. We have conducted an independent audit of these consolidated financial statements in order to express an opinion on them to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the consolidated financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the consolidated financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the consolidated financial statements are presented fairly in accordance with Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the economic entity's financial position, the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION:

In our opinion, the consolidated financial statements of Moran Health Care Group Pty Limited are properly drawn up:

(a)      so as to give a true and fair view of:

         (i) the state of affairs as at 30 June 1998, and of the loss and cash flows for the financial year ended on that date of the economic entity; and

         (ii)     the other matters required by Divisions 4, 4A and 4B of Part
                  3.6 of the Corporations Law to be dealt with in the consolidated financial statements;

(b)      in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.

Australian Accounting Standards vary in certain important respects from Generally Accepted Accounting Principles in the United States of America (US
GAAP). The application of US GAAP would have affected the financial statements to the extent summarised in Note 29 to the financial statements.

Stirling Warton Williams
Chartered Accountants



R C Williams
Partner
Sydney
30 September 1998
(Note 29, 25 November 1998)

                             STATEMENT BY DIRECTORS


In the opinion of the directors of the company:

(a) the accompanying consolidated financial statements are drawn up in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law so as to give a true and fair view of:

         (i) the state of affairs as at 30 June 1998 and the loss and cash flows for the financial year ended on that date of the economic entity; and

         (ii)     the other matters dealt with by these divisions;

(b) at the date of this statement, there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

(c) At the date of this statement there are reasonable grounds to believe that the company and the controlled entities identified in Note 22 will be able as an economic entity to meet any obligations or liabilities to which they are, or may become, subject by virtue of the deed of cross guarantee described in Note 23. The deed of cross guarantee has been entered into by the parties identified in Note 22 to take advantage of relief from accounting requirements available through class orders issued by the Australian Securities Commission. At the date of this statement the company and the subsidiaries identified in Note 22 are within the classes of companies affected by those class orders.

This statement is made in accordance with a resolution of the Board of Directors and is signed for and on behalf of the directors by:







Director  ...........................    Director  .........................
                  D J Moran                                S Moran


30 September 1998

                              PROFIT & LOSS ACCOUNT
                         FOR THE YEAR ENDED 30 JUNE 1998

                                                                     NOTES              ECONOMIC ENTITY
                                                                     -----              ---------------

                                                                                         1998            1997
                                                                                         ----            ----
                                                                                        $'000           $'000
Operating (loss)/profit before abnormal items and income tax
                                                                      3(a)               (691)              66

Abnormal items before income tax                                      3(b)                 (9)               -
                                                                               -------------------------------

Operating (loss)/profit before income tax                                                (700)              66

Income tax benefit/(expense)  attributable to operating profit or
     loss                                                               4                   -                -
                                                                               -------------------------------

Operating (loss)/profit after income tax                                                 (700)              66

(Loss)/profit on extraordinary items after income tax                                       -                -
                                                                               -------------------------------

Operating  (loss)/profit and extraordinary items after income tax
     attributable to members of the chief entity                                         (700)              66

Retained profits at the beginning of  the financial year                               44,519           44,453
                                                                               -------------------------------

                                                                                       43,819           44,519
Accumulated losses attributable to entities no longer controlled
                                                                                        2,495                -
                                                                               -------------------------------

RETAINED PROFITS AT THE END OF THE FINANCIAL YEAR                                      46,314           44,519
                                                                               ===============================









The profit and loss account should be read in conjunction with the accompanying notes.

                        BALANCE SHEET AS AT 30 JUNE 1998


                                                                     NOTES                ECONOMIC ENTITY
                                                                                        1998            1997
                                                                                       $'000           $'000
CURRENT ASSETS
Cash                                                                  6                  2,111             161
Receivables                                                           7                 10,573           6,509
Inventories                                                           8                 15,641          10,847
Other                                                                 9                  1,714           3,898
                                                                                     ---------       ---------

TOTAL CURRENT ASSETS                                                                    30,039          21,415
                                                                                     ---------       ---------
NON-CURRENT ASSETS
Receivables                                                          10                 12,640           5,277
Investments                                                          11                 35,024               -
Property, plant and equipment                                        12                123,876         157,713
                                                                                     ---------       ---------

TOTAL NON-CURRENT ASSETS                                                               171,540         162,990
                                                                                     ---------       ---------

TOTAL ASSETS                                                                           201,579         184,405
                                                                                     ---------       ---------
CURRENT LIABILITIES
Creditors and borrowings                                             13                 32,536          15,269
Provisions                                                           14                  8,150           5,165
                                                                                     ---------       ---------

TOTAL CURRENT LIABILITIES                                                               40,686          20,434
                                                                                     ---------       ---------
NON-CURRENT LIABILITIES
Creditors and borrowings                                             15                 41,500          47,875
Provisions                                                           16                  5,892           4,416
Other                                                                17                  9,903           5,928
                                                                                     ---------       ---------

TOTAL NON-CURRENT LIABILITIES                                                           57,295          58,219
                                                                                     ---------       ---------

TOTAL LIABILITIES                                                                       97,981          78,653
                                                                                     ---------       ---------

NET ASSETS                                                                             103,598         105,752
                                                                                     ---------       ---------
SHAREHOLDERS' EQUITY
Share Capital                                                        18                 14,588          14,588
Reserves                                                             19                 42,649          46,594
Retained profits                                                                        46,314          44,519
                                                                                     ---------       ---------
SHAREHOLDERS' EQUITY ATTRIBUTABLE TO MEMBERS OF THE CHIEF
ENTITY                                                                                 103,551         105,701
OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITIES                      27                     47              51
                                                                                     ---------       ---------

TOTAL SHAREHOLDERS' EQUITY                                                             103,598         105,752
                                                                                     ---------       ---------



The balance sheet should be read in conjunction with the accompanying notes

                             STATEMENT OF CASH FLOWS
                         FOR THE YEAR ENDED 30 JUNE 1998


                                                                     NOTES                ECONOMIC ENTITY

                                                                                         1998             1997
                                                                                        $'000            $'000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                                                114,636          125,261
Payments to suppliers and employees                                                   (105,779)        (112,565)
                                                                                     ---------       ----------
                                                                                         8,857           12,696
Interest received                                                                          144              266
Interest and other costs of finance paid                                                (6,368)          (5,517)
Income tax paid                                                                              -             (141)
                                                                                     ---------       ----------

NET CASH INFLOW FROM OPERATING ACTIVITIES                             24                 2,633            7,304
                                                                                     ---------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payment for subsidiary acquired (net of cash acquired)                                  (3,082)         (12,375)
Payment for property, plant and equipment                                              (14,580)          (4,827)
Proceeds from sale of property, plant and equipment                                     48,175            5,509
Investment in related entities                                                         (23,934)               -
Other investments                                                                       (1,624)               -
                                                                                     ---------       ----------

NET CASH INFLOW/(OUTFLOW) FROM INVESTING ACTIVITIES                                      4,955          (11,693)
                                                                                     ---------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds/(repayment) of borrowings - bank                                              (16,106)           9,910
Proceeds of borrowings - other                                                          10,505                -
Proceeds from accommodation and tenant bonds                                             5,484                7
Repayment of accommodation and tenant bonds                                                (42)               -
Repayment of other borrowings                                                           (4,900)          (9,505)
                                                                                     ---------       ----------

NET CASH INFLOW/(OUTFLOW) FROM FINANCING ACTIVITIES                                     (5,059)             412
                                                                                     ---------       ----------

NET INCREASE/(DECREASE) IN CASH HELD                                                     2,529           (3,977)
OVERDRAFT AT THE BEGINNING OF THE FINANCIAL YEAR                                        (4,397)            (420)
                                                                                     ---------       ----------
OVERDRAFT AT THE END OF THE FINANCIAL YEAR                            6                 (1,868)          (4,397)
                                                                                     ---------       ----------





The statement of cash flows should be read in conjunction with the accompanying notes.

                        NOTES TO AND FORMING PART OF THE
                        CONSOLIDATED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The consolidated financial statements have been prepared and presented in accordance with applicable Accounting Standards, other mandatory professional reporting requirements and the Corporations Law. The consolidated financial statements have also been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The concept of accruals accounting has been adopted in the preparation of the consolidated financial statements. The accounting policies have been consistently applied, unless otherwise stated.

         The following is a summary of the significant accounting policies adopted by the economic entity in the preparation of the consolidated financial statements:

         (a)      PRINCIPLES OF CONSOLIDATIONS:

                  The consolidated accounts comprise the accounts of Moran Health Care Group Pty Limited and its controlled entities. Details of the controlled entities are contained in Note 22.

                  A controlled entity is any entity controlled by Moran Health Care Group Pty Limited. Control exists where Moran Health Care Group Pty Limited has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with Moran Health Care Group Pty Limited to achieve the objectives of Moran Health Care Group Pty Limited.

                  All inter-company balances and transactions between entities in the economic entity, including any unrealised profits or losses, have been eliminated on consolidation. Where a controlled entity has entered or left the economic entity during the year , its operating results have been included from the date control was obtained or until the date control ceased.

         (b)      DEPRECIATION:

                  Depreciation is provided on all fixed assets so as to write off the cost of each depreciable fixed asset over its expected useful life.

                  Buildings utilised in the provision of health care for the sick and aged have been depreciated so as to write off the valuation of each asset over its remaining expected useful life.

         (c)      INCOME TAX:

                  Tax effect accounting procedures are followed whereby the income tax expense in the profit and loss account is matched with the accounting profit or loss (after allowing for permanent differences). The future tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit can be regarded as being virtually certain of realisation.

         (d)      LINEN, PHARMACY, FOOD, CLEANING, SURGICAL & MEDICAL SUPPLIES:

                  Linen, pharmacy, food, cleaning, surgical & medical supplies are included in current inventories at the lower of cost or net realisable value.

         (e)      EMPLOYEE ENTITLEMENTS:

                  Provision is made for employee entitlements arising from services rendered by employees to balance date. Employee entitlements expected to be settled within one year together with entitlements arising from wages, salaries and annual leave which will be settled after one year, have been measured at their nominal amount. Other employee entitlements payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those entitlements.

                  Contributions are made by the economic entity to employee superannuation funds and are charged as expenses when incurred.

         (f)      LEASES:

                  Where a non-current asset is acquired by means of a finance lease, the minimum lease payments are discounted at the interest rate implicit in the lease. The discounted amount is established as a non-current asset at the beginning of the lease term and amortised on a straight line basis over its expected economic life. A corresponding liability is also established and each lease payment is allocated between the principal component and the interest expense. Operating lease payments are charged to the profit and loss account in the periods in which they are incurred.

         (g)      BORROWING EXPENSES:

                  Borrowing expenses are deferred to future periods to the extent that such costs are expected to give rise to a future benefit and are amortised over the period of the loan on a straight line basis.

         (h)      PROPERTIES HELD FOR DEVELOPMENT AND RESALE:

                  INVENTORIES - CURRENT:

                  Properties held for development and resale are stated at the lower of cost and net recoverable value. Cost includes the cost of acquisition, development and interest during development. After development is completed, interest and other holding charges are expensed as incurred.
                  Profits are recognised on unconditional exchange of contracts.

         (i)      REVALUATION OF NON-CURRENT ASSETS:

                  Land, buildings and bed licences are reviewed annually by the directors based on existing use. The carrying amount of property, plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from those assets. The recoverable amount is assessed on the basis of the expected net cash flows which will be received from the assets employment and subsequent disposal. The expected net cash flows have not been discounted to present values in determining recoverable amount. No provision has been made for any potential capital gains tax liability arising on disposal of these land, buildings and bed licences.

         (j)      CASH:

                  For purposes of the statement of cash flows, cash includes deposits at call which are readily convertible to cash on hand and which are used in the cash management function on a day-to-day basis, net of bank overdrafts.

         (k)      INVESTMENTS

                  Investments are brought to account at cost or at directors' valuation. The carrying amount of investments is reviewed annually by directors to ensure it is not in excess of the recoverable amount of these investments. The recoverable amount is assessed from the shares' market value or the underlying net assets in the particular companies. The expected net cash flows from investments have not been discounted to their present value in determining the recoverable amounts. Dividends are brought to account in the profit and loss account when received except for dividends from controlled entities which are brought to account when they are proposed by the controlled entity.

         (l)      COMPARATIVE INFORMATION:

                  Where necessary prior year amounts have been reclassified to facilitate comparison.



                                                                           ECONOMIC ENTITY
                                                                     1998                1997
                                                                    $'000               $'000

2.       OPERATING REVENUE

   Fee revenue                                                       103,576             116,473
   Sales revenue                                                       9,337               4,906
   Other revenue
   -  Interest                                                           165                 266
   -  Proceeds from sale of non-current assets                        48,175               5,509
   -  Other                                                            1,862               1,703
                                                             ---------------      --------------

                                                                     163,115             128,857
                                                             ---------------      --------------


                                                                                                     ECONOMIC ENTITY

                                                                                              1998                    1997
                                                                                              $'000                   $'000
3.       OPERATING (LOSS)/PROFIT

        (a) Operating (loss)/profit before abnormal items and income tax is arrived at after:

                 (i)      Crediting as income:
                          Interest received
                          -  controlled entities                                                     -                    -
                          -  other                                                                 165                  266
                          Profit on sale of non-current assets                                      13                  266
                                                                                         -------------       --------------

                 (ii)     Charging as expenses:
                          Amortisation of borrowing costs                                          315                    -
                          Depreciation
                          -  buildings                                                           2,065                  705
                          -  plant and equipment                                                   649                3,537
                          Interest paid
                          -  parent entity                                                           -                  573
                          -  controlled entities                                                     -                    -
                          -  other                                                               4,220                5,517
                         Loss on sale of non-current assets                                          -                  474
                         Provisions
                         -  employee entitlements                                                4,468                  693
                         -  doubtful debts                                                          53                  153
                         -  sundry                                                                 (17)                (478)
                                                                                        --------------       --------------


        (b) The operating (loss)/profit after income tax is also arrived at after crediting and charging the following abnormal items

                 Charging as expenses:
                 Adjustment  of  employee  on-costs  in respect of nursing
                 homes acquired (no income tax applicable)                                         296                    -
                 Prepayment  fees  on  previous borrowing facility (no
                 income tax applicable)                                                            797                    -
                 Loss on sale of Rouse Hill land (no income tax
                 applicable)                                                                       358                    -

                 Crediting as income:
                 Prior  year  depreciation  adjustment  on  nursing  homes
                 acquired (no income tax applicable)
                 -  buildings                                                                   (1,348)                   -
                 -  plant and equipment                                                            (94)                   -
                                                                                        --------------       --------------

                 Abnormal items after income tax                                                     9                    -
                                                                                        --------------       --------------

4.       INCOME TAX


         (a) The aggregate amount of income tax attributable to the financial year differs from the prima facie charge on the operating profit due mainly to the benefit of tax losses and timing differences not brought to account.

         (b) The directors estimate that the potential future income tax benefit at 30 June 1998 in respect of tax losses and timing differences not brought to account is $14,370,000 (1997:
                  $14,500,000).

                  This benefit for tax losses and timing differences will only be obtained if:

                  (i) the economic entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the losses and timing differences to be realised;

                  (ii) the economic entity continues to comply with the conditions for deductibility imposed by tax legislation; and

                  (iii) no changes in tax legislation adversely affect the economic entity in realising the benefit from the deductions for the losses and timing differences.

                                                                                                   ECONOMIC ENTITY

                                                                                                1998                 1997
                                                                                               $'000                 $'000

5.       DIVIDENDS:

         No dividends were paid or declared during the year
6.       CASH:


         Cash at bank and on hand                                                                2,111                   161
                                                                                         ==============        ==============

         Reconciliation of cash
         Cash at the end of the financial year as shown in the statement of cash flows is reconciled to items in the balance sheet as follows:
         Cash                                                                                     2,111                   161
         Bank overdraft (note 13)                                                                (3,979)               (4,558)
                                                                                         --------------        --------------

                                                                                                 (1,868)               (4,397)
                                                                                         ==============        ==============


                                                                                        ECONOMIC ENTITY

                                                                                    1998             1997
                                                                                    $'000            $'000
7.       RECEIVABLES - CURRENT:

         Trade debtors                                                                  4,260               5,565
         Less Provision for doubtful debts                                                268                 215
                                                                              ---------------     ---------------

                                                                                        3,992               5,350
         Other debtors                                                                  6,179               1,159
         Amounts owing by related entities                                                402                   -
                                                                              ===============     ===============

                                                                                       10,573               6,509
                                                                              ===============     ===============

8.       INVENTORIES - CURRENT:

         Linen, pharmacy, food, cleaning, surgical & medical supplies
                                                                                          231                 402
                                                                              ---------------     ---------------

         Land and capitalised development costs                                        14,715               9,798
         Trade in properties                                                              695                 647
                                                                              ---------------     ---------------

                                                                                       15,410              10,445
                                                                              ===============     ===============

                                                                                       15,641              10,847
                                                                              ===============     ===============

9.       OTHER ASSETS - CURRENT:

         Property, plant and equipment for sale
         -  at directors' valuation 1997                                                    -               3,350
         Prepayments                                                                      569                 473
         Unamortised borrowing costs                                                    1,145                  75
                                                                              ---------------     ---------------

                                                                                        1,714               3,898
                                                                              ===============     ===============

10.      RECEIVABLES - NON-CURRENT:


         Other debtors                                                                 12,640               5,277
                                                                              ===============     ===============

11.      INVESTMENTS - NON-CURRENT:

         Shares in related corporations                                                25,211                   -
         Other investments                                                              9,813                   -
                                                                               --------------     ---------------

                                                                                       35,024                   -
                                                                               ==============     ===============


                                                                                                      ECONOMIC ENTITY

                                                                                                   1998               1997
                                                                                                   $'000             $'000

12.      PROPERTY, PLANT AND EQUIPMENT:

         Freehold land, buildings and bed licences

         -  at directors' valuation 1997                                                             102,220             143,104
         -  at cost                                                                                   17,631               3,888
                                                                                             ---------------     ---------------

                                                                                                     119,851             146,992
         Less:  Accumulated depreciation                                                                 765                   -
                                                                                             ---------------     ---------------

                                                                                                     119,086             146,992
                                                                                             ---------------     ---------------

         Plant and equipment - at cost                                                                17,104              32,928
         Less: Accumulated depreciation                                                               12,314              22,207
                                                                                             ---------------     ---------------

                                                                                                       4,790              10,721
                                                                                             ===============     ===============

         Total Property, plant and equipment                                                         123,876             157,713
                                                                                             ===============     ===============

         VALUATION OF FREEHOLD LAND, BUILDINGS AND BED LICENCES:

         The revaluations of freehold land, buildings and bed licences were based on the assessment of the current market value in accordance with accounting policy note 1(i).

         No provision for deferred income tax is raised in respect of any potential capital gains tax.


13.      CREDITORS AND BORROWINGS - CURRENT:

         Bank overdraft - secured                                                                      3,979               4,558
         Secured loans                                                                                     -                 231
         Trade  and other creditors                                                                   28,557              10,480
                                                                                             ===============     ===============

                                                                                                      32,536              15,269
                                                                                             ===============     ===============

14.      PROVISIONS - CURRENT:

         Employee entitlements                                                                         8,142               5,140
         Sundry provisions                                                                                 8                  25
                                                                                             ===============     ===============

                                                                                                       8,150               5,165
                                                                                             ===============     ===============

15.      CREDITORS AND BORROWINGS - NON-CURRENT:

         Secured loans - banks                                                                        32,000              47,875
         Secured loans - other                                                                         9,500                   -
                                                                                             ===============     ===============

                                                                                                      41,500              47,875
                                                                                             ===============     ===============

         THE SECURITY CONSISTS OF:

1) A Deed of Charge by each entity in favour of various banks and other lenders.

2) Real Property Mortgages over land owned by various entities in favour of various banks.

3) Deeds of Covenant relating to various Nursing Home licences between various entities and the banks.

                                                                                                   ECONOMIC ENTITY

                                                                                               1998                 1997
                                                                                              $'000                $'000

16.      PROVISIONS - NON-CURRENT:

         Employee entitlements                                                                    5,892                  4,416
                                                                                        ===============         ==============

17.      OTHER LIABILITIES - NON-CURRENT:

         Accommodation and tenant bonds                                                           6,269                    885
         Amount payable to parent entity                                                            134                  5,034
         Other creditors                                                                          3,500                      9
                                                                                        ---------------        ---------------

                                                                                                  9,903                  5,928
                                                                                        ===============        ===============
18.      SHARE CAPITAL:

         (a)    Authorised - 200,000,000 ordinary
                shares of 50 cents each

                                                                                                100,000                100,000
                                                                                        ===============         ==============
         (b)    Issued and paid up -29,176,820 ordinary
                shares of 50 cents each fully  paid
                                                                                                 14,588                 14,588
                                                                                        ===============         ==============

19.      RESERVES

         (a)     Composition:
                 Asset revaluation reserve                                                       34,884                   41,549
                 Capital profits reserve                                                          1,000                    1,039
                 Asset realisation reserve                                                        6,765                    4,006
                                                                                        ===============          ===============

                                           f                                                      42,649                   46,594
                                                                                        ===============          ===============


                                                                                        ECONOMIC ENTITY

                                                                                    1998                  1997
                                                                                    $'000                 $'000

 (b)      Movements:
          ASSET REVALUATION RESERVE
          Balance 1 July 1997                                                          41,549                 46,188
          Revaluation reserve attributable to entities no longer
          controlled                                                                   (2,678)                     -
          Write-down of freehold land, buildings and bed licences
          to recoverable amount                                                        (1,060)                (3,192)
          Transfer to asset realisation reserve                                        (2,759)                (1,447)
          Sundry adjustments                                                             (168)                     -
                                                                              ---------------        ---------------

          Balance 30 June 1998                                                         34,884                 41,549
                                                                              ===============        ===============
                ASSET REALISATION RESERVE
                Balance 30 June 1997                                                    4,006                  2,559
                Transfer from asset revaluation reserve                                 2,759                  1,447
                                                                              ---------------        ---------------

                Balance 30 June 1998                                                    6,765                  4,006
                                                                              ===============        ===============
                CAPITAL PROFITS RESERVE
                Balance 30 June 1997                                                    1,039                  1,039
                Entities no longer controlled                                             (39)                     -
                                                                              ---------------        ---------------

                Balance 30 June 1998                                                    1,000                  1,039
                                                                              ===============        ===============

20.      REMUNERATION OF AUDITORS

Amounts received, or due and receivable by the auditors for:
-  auditing the accounts                                                                   65                     41
-  other services                                                                           -                      -
                                                                             ----------------          -------------

                                                                                           65                     41
                                                                             ================          =============

21.      CAPITAL EXPENDITURE COMMITMENTS

  Capital expenditure commitments contracted for:
  -  building projects and fixed assets                                                13,485                      -
                                                                              ===============         ==============


22.      INVESTMENT IN CONTROLLED ENTITIES

        NAME OF ENTITY                                             COUNTRY OF          EQUITY HOLDING
        --------------                                               INCORP.           --------------
                                                                   ----------
                                                                                       1998        1997
                                                                                        %           %
       CHIEF ENTITY
        Moran Health Care Group Pty Limited                       Australia

        CONTROLLED ENTITIES
        Mudgee Nursing Home Pty Limited                           Australia            100         100
        Quakers Hill Nursing Home Pty Limited                     Australia            100         100
        Shellharbour Private Hospital Pty Limited                 Australia                        100
        Reid Douglas Pty Ltd                                      Australia            100         100
        Skiana Pty Limited                                        Australia            100         100
        Peter Anna Pty Limited                                    Australia            100         100
        Macquarie Private Hospital Pty Limited                    Australia            100         100
        Moran Travel Pty Ltd                                      Australia            100         100
        Rose Bay Private Hospital Pty Limited                     Australia            100         100
        Nazdot Pty Limited                                        Australia            100         100
        Moran Hospitals Pty Limited                               Australia            100         100
        Bellevue Private Hospital Pty Limited                     Australia            100         100
        Cansino Pty Ltd                                           Australia            100         100
        Erolville Pty Limited                                     Australia            100         100
        Hunter Valley Industries Pty Ltd                          Australia            100         100
        Greenway Park Developments Pty Ltd                        Australia                        100
        Moran Rental Properties Pty Limited                       Australia            100         100
        St James Nursing Home Pty  Limited                        Australia            100         100
        Rosaropa Pty Limited                                      Australia            100         100
        DJ Moran Investments Pty Ltd                              Australia            100         100
        DJ Moran (ACT) Pty Limited                                Australia            100         100
        Wistaria Investments Pty Ltd                              Australia            100         100
        Maitland Industries Pty Ltd                               Australia            100         100
        Pender Bros Pty Limited                                   Australia            100         100
        Paddington Lessor Pty Ltd                                 Australia            100         100
        The Carmichael Private Hospital Pty Limited               Australia                        100
        Moran Real Estate Pty Ltd                                 Australia            100         100
        Moran Health Care Group (WA) Pty Limited                  Australia            100         100

        Moran Health Care Group (WA) Pty Limited  Australia     100         100


22.     INVESTMENT IN CONTROLLED ENTITIES


        NAME OF ENTITY                            COUNTRY OF    EQUITY HOLDING
        --------------                              INCORP.     --------------
                                                  ----------
        Strategic Construction Pty Ltd            Australia     100         100
        Berwick Unit Trust                        Australia      97          97
        Halls Head Retirement Village Trust       Australia     100         100
        Moran Health Care Group (Australia) Pty   Australia
        Limited                                                 100          -

        A controlling interest of 50.1% in the following entities was sold on 6 November 1997:

                 Shellharbour Private Hospital Pty Limited
                 Greenway Park Developments Pty Limited
                 The Carmichael Private Hospital Pty Limited

        A non-controlling interest of 49.9% in the following entities was acquired on 6 November 1997:

                 Bigge Street Private Hospital & Clinic Pty Limited Stecchi Pty Limited
                 Yalandi Pty Limited

23.     DEED OF CROSS GUARANTEE

        Moran Health Care Group Pty Limited and its controlled entities are parties to a deed of cross guarantee which has been lodged with and approved by the Australian Securities Commission. Under the deed of cross guarantee, each company within the economic entity guarantees the debts of the other companies.

        The aggregate assets and liabilities of the companies as at 30 June 1998 and their aggregate net (loss)/profit for the year then ended (after eliminating inter-company investments and other inter-company transactions), are as follows:


                                                        1998              1997
                                                       $'000             $'000
                 Assets                              201,579           184,405
                 Liabilities                          97,981            78,653
                 Net (loss)/profit after tax            (700)               66

24. RECONCILIATION OF OPERATING (LOSS)/PROFIT AFTER INCOME TAX TO THE NET CASH FLOWS FROM OPERATIONS


                                                                                          ECONOMIC ENTITY

                                                                                        1998              1997
                                                                                       $'000             $'000
        Operating (loss)/profit after income tax                                        (700)               66
        Non Cash flows in operating profit/(loss)
        Depreciation and amortisation                                                  1,272             4,242
        Provision for doubtful debts                                                      52               185
        Provision other                                                                  (18)                -
        Provision for employee entitlements                                              935              (547)
        (Loss)/profit on sale of non-current assets                                       13              (208)
        Share of losses in related entities                                              153                 -
        Cash flow in operating activities but not in operating losses
        Sick leave funding entitlement                                                   208                 -
        Changes in assets and liabilities
        Trade debtors and prepayments                                                 (1,751)            2,262
        Inventories                                                                    1,761               567
        Trade and other creditors                                                        708               328
        Payable to related entities                                                        -               627
        Sundry provisions                                                                  -              (493)
        Provisions for income tax                                                          -              (141)
                                                                              --------------   ---------------

        Net cash inflow/outflow from operating activities                              2,633             7,304
                                                                              ==============   ===============

25.      STATEMENT OF OPERATIONS BY SEGMENTS

         The economic entity operates in the health care industry in Australia.

26.      SUPERANNUATION COMMITMENTS

         The following superannuation plans have been established for the provision of benefits to employees of the entities in the economic entity on retirement, death, or disability:

                  National Healthcare Superannuation Fund
                  Moran Health Care Group Superannuation Fund
                  The Westland Superannuation Plan

         Benefits provided under these plans are based on contributions for each employee. The company contributes between the rate of six and ten percent of the gross earnings of the employees.

27.      OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITIES

                                                                                                     ECONOMIC ENTITY

                                                                                                 1998                     1997
                                                                                                 $'000                   $'000



        Outside equity interest comprises:
             Trust capital                                                                                5                       5
             Reserves                                                                                    42                      46
                                                                                            ---------------         ---------------

                                                                                                         47                      51
                                                                                            ===============         ===============

        Movements during the year:
             Opening balance                                                                             51                       -
             Minority interest in controlled entities acquired during the
             year                                                                                         -                      52
             Share of decrease in asset revaluation reserve                                               -                      (1)
             Trust distribution                                                                          (4)                      -
                                                                                            ---------------         ---------------

                                                                                                         47                      51
                                                                                            ===============         ===============

28.      EVENTS SUBSEQUENT TO BALANCE DATE

         (a) Nursing homes with a book value of approximately $85 million are expected to be sold under a sale and leaseback arrangement entitling the group to a long term lease with associated management rights of the nursing home facilities. The syndicated facility of secured bank loans and overdraft of $35,979,000 is expected to be repaid in October 1998 out of the proceeds of this sale. This is expected to result in an extraordinary cost of $2,417,000 on early repayment of borrowings.

         (b)      In August 1998 the Group entered into an agreement to acquire
                  80.1% of two UK companies with long term leases and associated management rights over 34 UK nursing homes for approximately
                  $7.5 million.

29.      RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP):

                                                                                    NOTES
        Operating  (loss)/profit  and  extraordinary  items after income
        tax   attributable  to  members  of  the  chief  entity  as  per
        Australian Accounting Standards.                                                               (700)                     66

        Interest  expense  attributable  to  construction  of  Rose  Bay
        Nursing Home  (FAS34)                                                           1               202                     190

        Profit on disposal of non-current assets                                        3             2,759                   1,447

                                                                                            ---------------         ---------------
        Operating  (loss)/profit  and  extraordinary  items after income
        tax attributable to members of the chief entity as per US GAAP                                2,261                   1,703
                                                                                            ===============         ===============

                                                                                             ECONOMIC ENTITY

                                                                                           1998           1997
                                                                                           $'000          $'000

        Shareholders' equity per Australian Accounting Standards
                                                                                            103,598          105,752

        Interest  expense  attributable  to  construction  of  Rose  Bay
        Nursing Home (FAS34)                                                 1                  202              190

        Writeback  of asset  revaluation  reserve  to  restate  land and
        buildings to cost                                                    2              (34,884)         (41,549)

                                                                                    ---------------  ---------------

        Shareholders' equity as per US GAAP                                                  68,916           64,393
                                                                                    ===============  ===============


The following explanatory notes relate to the US GAAP reconciling items:

(1) Capitalisation of interest during the construction of a new nursing home property was an option under Australian Accounting Standards which the company did not exercise. Under US GAAP (FAS34), the capitalisation of interest on certain assets is obligatory and so interest at the rate applicable during the building program has been included in the cost of assets and added back to revenue.

(2) US GAAP requires long-term or non-current assets to be valued at the lower of historical cost and recoverable value. Australian Accounting Standards permit revaluation of long-term assets subject to an overriding requirement that they not be carried at an amount in excess of their recoverable amount. To the extent that this company carries its freehold property at valuation, the excess of the value over historical cost has been written back against shareholders' equity.

(3) The restating of certain assets at historical cost gives rise to an additional profit on disposal of non-current assets to the extent of the revaluation increment which has now been written back.